Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
November 5, 2007

RECORD THIRD QUARTER OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 5, 2007 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced record operating results for the quarter ended September 30, 2007, including a 36.2% increase in revenues and a 21.1% increase in funds from operations (“FFO”) per share compared to the third quarter for 2006. Additionally, the company announced an increase of 31.0% in revenues and a 17.4% in FFO per share for the nine months ended September 30, 2007 compared to the same period for 2006. Highlights include:

Operating Results:

•	Revenues and net earnings and FFO available to common shareholders:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$47,783	$35,084	$134,218	$102,446

Net earnings available to common shareholders	$45,690	$20,453	$117,656	$122,098
Net earnings per common share (diluted)	$0.68	$0.35	$1.82	$2.12

FFO available to common shareholders	$30,872	$21,917	$91,963	$70,048
FFO per common share (diluted)	$0.46	$0.38	$1.42	$1.21

•	Investment Portfolio occupancy was 98.2% at September 30, 2007.

Investments and Dispositions for the quarter ended September 30, 2007:

•	Investments:

•	$140.2 million in the Investment Portfolio, including acquiring 30 properties with an aggregate 683,000 square feet of gross leasable area

•	$15.6 million in the Inventory Portfolio

•	Dispositions:

•	13 Investment properties with an aggregate 331,000 square feet of gross leasable area, with net proceeds of $53.6 million, resulting in a gain of $22.5 million

•	27 Inventory properties with net proceeds of $51.9 million

450 S. Orange Ave., Suite 900 | Orlando, FL 32801
(800) NNN-REIT | www.nnnreit.com

Investments and Dispositions for the nine months ended September 30, 2007:

•	Investments:

•	$544.6 million in the Investment Portfolio, including acquiring 193 properties with an aggregate 1,735,000 square feet of gross leasable area

•	$47 million in the Inventory Portfolio, including acquiring five properties and funding $38 million of development

•	Dispositions:

•	27 Investment properties with an aggregate 719,000 square feet of gross leasable area, with net proceeds of $114.6 million, resulting in a gain of $46.9 million

•	66 Inventory properties with net proceeds of $148.1 million

Capital transactions for the quarter ended September 30, 2007:

•	Issued 479,780 shares of common stock generating $10.9 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

•	Issued $250 million of 6.875% senior unsecured notes due in 2017 generating net proceeds of $247.5 million

•	Funded $4.6 million of equity investment in NNN Retail Properties Fund I, LLC, our unconsolidated convenience store joint venture with Crow Holdings

National Retail also announced 2008 FFO guidance of $1.94 to $1.99 per share, which represents a 4% to 8% increase over 2007 guidance. This equates to net earnings before any gains or losses from the sale on investment properties of $1.44 to $1.49 per share plus $0.50 per share of expected real estate related depreciation and amortization. This guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

“The third quarter saw a continuation of the outstanding year that NNN is enjoying, with a 36% increase in revenues and strong growth in FFO per share over 2006 results” said Craig Macnab, Chief Executive Officer. “Late in the quarter, we successfully completed the initial investment in our convenience store joint venture with Crow Holdings. We are on pace for 2007 to be another record year for NNN in FFO growth and acquisitions. In addition, we’ll have paid our eighteenth consecutive annual dividend increase.

“Given the challenges in the capital markets, we were also delighted to have completed our recent equity offering,” he added. “As a result, our balance sheet is strong and we are well-positioned for what we expect to be a healthy environment for sale leaseback opportunities. Our portfolio occupancy is robust at 98.2% and our 14-year average remaining lease term gives us a clear view of our long-term rental income.”

National Retail invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2007, the company owned 876 Investment properties in 43 states with a gross leasable area of approximately 10.4 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 5, 2007 at 2:00 p.m. EST to review these results. The call can be accessed on National Retail’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National

Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. These held for sale properties have not historically been classified as discontinued operations; prior period comparable condensed consolidated financial statements have been restated to include these properties in its earnings from discontinued operations. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common shareholders are not affected.

The company’s Investment Portfolio and Inventory Portfolio and statistics related thereto do not include properties owned by our unconsolidated joint venture, NNN Retail Properties Fund I, LLC.

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Income Statement Summary

Revenues:
Rental and earned income	$43,956	$31,672	$123,132	$90,033
Real estate expense reimbursement from tenants	1,348	1,088	4,062	2,794
Interest and other income from real estate transactions	1,344	631	3,501	3,682
Interest income on mortgage residual interests	1,135	1,693	3,523	5,937

	47,783	35,084	134,218	102,446

Disposition of real estate, Inventory Portfolio:
Gross proceeds	—	463	825	21,915
Costs	—	(355)	(493)	(14,799)

Gain	—	108	332	7,116

Operating expenses:
General and administrative	5,230	4,356	17,497	17,974
Real estate	1,862	1,552	5,666	4,246
Depreciation and amortization	8,216	5,653	22,691	15,929
Impairment – real estate, Inventory Portfolio	128	—	128	—
Impairment – mortgage residual interests valuation adjustment	638	6,116	638	8,779
Restructuring costs	—	—	—	1,580

	16,074	17,677	46,620	48,508

Other expenses (revenues):
Interest and other income	(793)	(836)	(3,120)	(2,667)
Interest expense	11,882	11,781	35,426	35,054

	11,089	10,945	32,306	32,387

Income tax benefit	1,509	3,195	6,724	8,489
Minority interest	(92)	1,546	243	(1,745)
Equity in earnings (loss) of unconsolidated affiliate	—	(76)	—	119

Earnings from continuing operations	22,037	11,235	62,591	35,530

Earnings from discontinued operations:
Real estate, Investment Portfolio	23,404	8,500	52,656	83,802
Real estate, Inventory Portfolio, net of income tax expense and minority interest	1,945	1,720	7,498	5,772

	25,349	10,220	60,154	89,574

Net earnings	47,386	21,455	122,745	125,104
Series A Preferred Stock dividends	—	(1,002)	—	(3,006)
Series B Convertible Preferred Stock dividends	—	—	—	(419)
Series C Redeemable Preferred Stock dividends	(1,696)	—	(5,089)	—

Net earnings available to common shareholders – basic	45,690	20,453	117,656	121,679
Series B Convertible Preferred Stock dividends, if dilutive	—	—	—	419

Net earnings available to common shareholders – diluted	$45,690	$20,453	$117,656	$122,098

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Weighted average common shares outstanding:
Basic	66,796	57,999	64,545	56,920

Diluted	67,029	58,225	64,768	57,676

Net earnings per share available to common shareholders:
Basic:
Continuing operations	$0.30	$0.18	$0.89	$0.57
Discontinued operations	0.38	0.17	0.93	1.57

Net earnings	$0.68	$0.35	$1.82	$2.14

Diluted:
Continuing operations	$0.30	$0.18	$0.89	$0.57
Discontinued operations	0.38	0.17	0.93	1.55

Net earnings	$0.68	$0.35	$1.82	$2.12

Supplemental Information:
Percentage rent	$181	$59	$779	$569

Earned income from direct financing leases	$1,276	$2,338	$4,861	$7,096
Decrease in real estate classified as direct financing leases	(1,747)	(3,100)	(6,614)	(9,376)

Net direct financing lease adjustment	(471)	(762)	(1,753)	(2,280)
Accrued rental income (straight-line)	660	851	2,051	4,979

Net lease accounting adjustments	$189	$89	$298	$2,699

Net Inventory Portfolio gain on disposition	$2,822	$507	$9,205	$7,232

Capitalized interest	$1,176	$580	$2,620	$1,612

Scheduled debt principal amortization (excluding maturities)	$398	$427	$1,300	$1,597

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Reconciliation of net earnings to FFO and FFO available to common shareholders:
Net earnings	$47,386	$21,455	$122,745	$125,104
Real estate depreciation and amortization:
Continuing operations	7,573	5,235	20,886	14,451
Discontinued operations	70	207	291	1,914
Joint venture real estate depreciation	3	—	3	—
Partnership real estate depreciation	—	138	—	418
Partnership gain on sale of asset	—	—	—	(265)
Gain on disposition of real estate Investment Portfolio	(22,464)	(4,116)	(46,873)	(68,568)

FFO	32,568	22,919	97,052	73,054
Series A Preferred Stock dividends	—	(1,002)	—	(3,006)
Series B Convertible Preferred Stock dividends	—	—	—	(419)
Series C Redeemable Preferred Stock dividends	(1,696)	—	(5,089)	—

FFO available to common shareholders – basic	30,872	21,917	91,963	69,629
Series B Convertible Preferred Stock dividends – if dilutive	—	—	—	419

FFO available to common shareholders – diluted	$30,872	$21,917	$91,963	$70,048

FFO per share:
Basic	$0.46	$0.38	$1.42	$1.22

Diluted	$0.46	$0.38	$1.42	$1.21

Real Estate Disposition Summary

	Quarter Ended September 30,				Nine Months Ended September 30,
	2007		2006		2007		2006
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	1	$—	1	$108	2	$332	3	$7,116
Discontinued operations:
Investment Portfolio	13	22,464	5	4,116	27	46,873	11	68,568
Inventory Portfolio	26	3,647	17	399	64	9,877	43	4,125
Minority interest, Inventory Portfolio	—	(825)	—	—	—	(1,003)	—	(4,009)

	40	$25,286	23	$4,623	93	$56,079	57	$75,800

Reconciliation of gain on disposition of type:
Inventory Portfolio:
Development	2	$1,650	1	$108	10	$4,464	5	$8,567
Exchange	25	1,997	17	399	56	5,745	41	2,674
Minority interest, Development	—	(825)	—	—	—	(1,003)	—	(4,009)

Total Inventory gain	27	2,822	18	507	66	9,206	46	7,232
Investment Portfolio	13	22,464	5	4,116	27	46,873	11	68,568

	40	$25,286	23	$4,623	93	$56,079	57	$75,800

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations – Investment Portfolio: In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset that was held for sale at September 30, 2007, as discontinued operations. The following is a summary of earnings from discontinued operations from the Investment Portfolio.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Rental and earned income	$959	$4,674	$5,926	$21,314
Real estate expense reimbursement from tenants	137	38	260	949
Interest and other income from real estate transactions	116	91	433	356

	1,212	4,803	6,619	22,619

Expenses:
General and administrative	—	2	(45)	96
Real estate	56	80	258	2,688
Interest	—	(143)	(3)	1,816
Depreciation and amortization	70	207	291	1,925
Impairment – real estate	146	273	335	693

	272	419	836	7,218

Gain on disposition of real estate	22,464	4,116	46,873	68,568
Loss on extinguishment of mortgage payable	—	—	—	(167)

Earnings from discontinued operations	$23,404	$8,500	$52,656	$83,802

Earnings from Discontinued Operations – Inventory Portfolio:
Revenues:
Rental income	$1,479	$2,643	$6,538	$6,646
Real estate expense reimbursement from tenants	129	71	590	221
Interest and other income from real estate transactions	95	—	140	—

	1,703	2,714	7,268	6,867

Disposition of real estate:
Gross proceeds	51,735	24,503	151,743	51,755
Costs	(48,088)	(24,104)	(141,866)	(47,630)

Gain	3,647	399	9,877	4,125

Expenses:
General and administrative	16	(30)	40	23
Real estate	229	90	1,029	246
Depreciation and amortization	12	—	44	—
Interest	1,316	303	2,726	619

	1,573	363	3,839	888

Income tax expense	(1,190)	(1,053)	(4,587)	(3,532)
Minority interest	(642)	23	(1,221)	(800)

Earnings from discontinued operations	$1,945	$1,720	$7,498	$5,772

National Retail Properties, Inc.

(in thousands)

Balance Sheet Summary	September 30, 2007	December 31, 2006
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$26,443	$1,675
Restricted cash	39,158	36,587
Receivables, net of allowance	6,162	7,915
Investment in and note receivables from unconsolidated affiliates	4,568	—
Mortgages, notes and accrued interest receivable, net of allowance	67,650	30,945
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization:
Held for investment	1,915,472	1,432,457
Held for sale	8,422	8,539
Accounted for using the direct financing method:
Held for investment	37,816	62,432
Held for sale	8,562	8,902
Real estate, Inventory Portfolio, held for sale	136,874	228,159
Mortgage residual interests	25,147	31,512
Accrued rental income, net of allowance	23,439	26,413
Other assets	40,977	41,249

Total assets	$2,340,690	$1,916,785

Liabilities and shareholders’ equity:
Line of credit payable	19,400	28,000
Mortgages payable	27,766	35,892
Notes payable – secured	22,500	24,500
Notes payable – convertible	172,500	172,500
Notes payable, net of unamortized discount	739,038	489,804
Financing lease obligation	26,041	26,041
Income tax liability	3,123	6,340
Other liabilities	50,428	36,105
Minority interest	2,154	1,098
Shareholders’ equity	1,277,740	1,096,505

Total liabilities and equity	$2,340,690	$1,916,785

Common shares outstanding	67,572	59,823

Gross leasable area, Investment Portfolio	10,386	9,341

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K for the year ended December 31, 2006 reflecting reclassifications for discontinued operations within the Investment Portfolio.

Orange Avenue Mortgage Investments, Inc. (“OAMI”)

(in thousands)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has been over $21.5 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	September 30, 2007	December 31, 2006
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$173	$823
Restricted cash	21,592	17,165
Receivables and other assets	4,363	5,246
Mortgage residual interests	25,147	31,512

	$51,275	$54,746

Liabilities:
Notes payable – secured	$22,500	$24,500
Income tax liability	7,437	9,480
Other liabilities	131	410

	$30,068	$34,390

Minority interest	$1,703	$1,217

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Interest income on mortgage residual interests	$1,135	$1,693	$3,523	$5,937
Interest and other income	257	378	1,389	1,181

	1,392	2,071	4,912	7,118
Expenses:
General and administrative	108	74	318	421
Amortization	51	66	166	199
Impairment – mortgage residual interests valuation adjustments	638	6,116	638	8,779
Interest	575	672	1,807	2,096

	1,372	6,928	2,929	11,495

Income tax benefit	551	1,381	2,010	4,076
Minority interest	(2)	941	(486)	637

Net earnings (loss)	$569	$(2,535)	$3,507	$336

Note 1:	Amounts are derived from audited financial statements included in the company’s Form 10-K for the year ended December 31, 2006.

NNN Retail Properties Fund I, LLC

(dollars in thousands)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I, LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in and note receivables from unconsolidated affiliates.”

September 30, 2007
(unaudited)
Assets:
Cash and cash equivalents	$1
Receivables	10
Real estate	30,611

$30,622

Liabilities and member’s equity:
Notes payable	$18,330
Other liabilities	215
Member’s equity	12,077

$30,622

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2007 (1)	2006 (2)
1.	Convenience stores	23.8%	15.4%
2.	Restaurants – full service	10.3%	9.4%
3.	Drug stores	5.5%	9.9%
4.	Books	4.7%	5.9%
5.	Consumer electronics	4.6%	5.8%
6.	Sporting goods	4.4%	7.5%
7.	Theaters	4.1%	—
8.	Restaurants – limited service	3.9%	4.8%
9.	Grocery	3.7%	6.5%
10.	Furniture	3.3%	4.7%
11.	Travel plazas	3.2%	3.5%
12.	Office supplies	3.1%	4.2%
13.	Car washes	2.5%	—
14.	Family entertainment centers	2.3%	—
15.	Auto dealerships	2.3%	2.1%
16.	Beer, wine and liquor	2.3%	2.2%
17.	General merchandise	1.9%	2.6%
18.	Home furnishings	1.6%	1.8%
19.	Equipment rental	1.5%	2.0%
20.	Automotive parts	1.5%	1.6%
	Other	9.5%	10.1%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	19.8%	6.	Pennsylvania	4.3%
2.	Florida	11.4%	7.	Indiana	3.9%
3.	North Carolina	7.3%	8.	Colorado	3.6%
4.	Illinois	6.0%	9.	Ohio	3.2%
5.	Georgia	5.0%	10.	Missouri	3.2%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2007	0.2%	3	82,000	2013	4.7%	32	735,000
2008	1.1%	16	257,000	2014	5.4%	32	538,000
2009	2.0%	25	470,000	2015	3.4%	22	521,000
2010	3.3%	37	394,000	2016	2.6%	18	298,000
2011	2.4%	21	347,000	2017	5.1%	26	667,000
2012	4.2%	35	562,000	Thereafter	65.6%	593	5,226,000

(1)	Based on annual base rent of $184,940,000, which is the annualized base rent for all leases in place as of September 30, 2007.
(2)	Based on annual base rent of $145,145,000, which is the annualized base rent for all leases in place as of September 30, 2006.
(3)	Square feet.